                                                                   EXHIBIT 99.j2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement  on Form N-1A of our report  dated  April 29,  2005,  relating  to the financial statements and financial highlights which appear in the March 31, 2005
Annual Report to  Shareholders  of the Mason Street  International  Equity Fund,
which is also  incorporated by reference into this  Registration  Statement.  We also consent to the reference to us under the heading "Financial  Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
April 24, 2006